CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 10, 2016

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 744 East Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

On December 10, 2016, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the election of directors and the other proposals described in the Company’s Proxy Statement as filed on Schedule 14A. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted on are set forth below.

1. Election of Class I Directors. At the Annual Meeting, the holders of Series A Preferred Stock were eligible to vote for the Class I Directors and elected each Class I director nominee to the Board of Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
K.W. (K.D.”) Diepholz	1,000	0	0
Dr. Jose Vargas Lugo	1,000	0	0
Rene L.F. Mladosich	1,000	0	0
Pedro I. Teran Cruz	1,000	0	0

2. Election of Class II Directors. At the Annual Meeting, the holders of common stock were eligible to vote for the Class II Directors and elected each Class II director nominee to the Board of Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dale G. Petrini	10,123,578	514,748
John D. Wasserman	10,027,578	520,748

 3. Election of Class III Director. At the Annual Meeting, the holders of Series C Preferred Stock were eligible to vote for the Class III Director and elected the sole Class III director nominee to the Board of Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Philip A. Rose	1,733,221	0

4. Advisory Vote on Executive Compensation. The shareholders approved, on an advisory, non-binding basis, the Company’s executive compensation by the following vote:

Votes For	Votes Withheld	Broker Non-Votes
9,929,664	618,662

5. Advisory Vote on Frequency of Shareholder Advisory Vote on Executive Compensation. The stockholders approved, on an advisory, non-binding basis, the frequency of an advisory vote on the Company’s executive compensation by the following vote:

One Year	Two Years	Three Years	Broker Non-Votes
5,862,860	3,873,140	812,326

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.
(Registrant)

By: /s/ K.W. Diepholz
Name: K.W. Diepholz
Title: Chairman and CEO

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